UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2006

NVIDIA CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-23985	94-3177549
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2701 San Tomas Expressway, Santa Clara, CA	95050
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 486-2000

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 - Other Events

Item 8.01 Other Events.

On December 1, 2006, the Company issued a press release announcing it has received a subpoena from the San Francisco Office of the Antitrust Division of the U.S. Department of Justice (the “DOJ”) in connection with the DOJ’s investigation into potential antitrust violations related to graphics processing units and cards. A copy of the press release is filed as Exhibit 99.1 hereto, the terms of which are incorporated herein by reference.

On December 4, 2006, NVIDIA Corporation (the “Company”) issued a press release that it received a letter from the NASDAQ Listing Qualifications Panel of The NASDAQ Stock Market that it had regained compliance with the continued listing standards of The NASDAQ Stock Market. A copy of the press release is filed as Exhibit 99.2 hereto, the terms of which are incorporated herein by reference.

SECTION 9 - Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.

	(d)	Exhibits
Exhibit Number		Description
99.1		Press Release, dated December 1, 2006, entitled “NVIDIA Receives Subpoena from U.S. Department of Justice Regarding Investigation into Market for Graphics Processors."
99.2		Press Release, dated December 4, 2006, entitled “NVIDIA Regains Compliance with NASDAQ Listing Requirements.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NVIDIA Corporation
Date: December 4, 2006	By: /s/ Marvin D. Burkett
Marvin D. Burkett
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated December 1, 2006, entitled “NVIDIA Receives Subpoena from U.S. Department of Justice Regarding Investigation into Market for Graphics Processor."
99.2	Press Release, dated December 4, 2006, entitled “NVIDIA Regains Compliance with NASDAQ Listing Requirements.”